UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

June 13, 2022 (June 10, 2022)

Theseus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40869	83-0712806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 Main Street Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)

(857) 400-9491

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	THRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 10, 2022, Theseus Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 25, 2022 (the “Definitive Proxy”).

Only stockholders of record as of the close of business on April 14, 2022, the record date for the Annual Meeting (the “Record Date”), were entitled to vote at the Annual Meeting. As of the Record Date, 38,702,650 shares of the Company’s common stock (“Common Stock”) were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 34,382,215 shares of the Company’s Common Stock were present electronically or represented by proxy, representing approximately 88.83% of the Company’s outstanding Common Stock as of the Record Date.

The  tabulation of the stockholder votes for each proposal considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy is as follows:

Proposal 1: Election of two Class I Directors to serve until the 2025 Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

Director	For	Withheld	Broker Non-Votes
Iain D. Dukes	24,959,311	8,579,254	843,650
Kathy Yi	31,868,704	1,669,861	843,650

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstentions
34,380,479	1,731	5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Theseus Pharmaceuticals, Inc.

By:	/s/ Bradford D. Dahms
	Name:	Bradford D. Dahms
	Title:	Chief Financial Officer

Date: June 13, 2022